Exhibit 10.29

                        AMENDMENT TO EMPLOYMENT AGREEMENT


This amendment ("Amendment") to the Employment Agreement ("Agreement") executed between Exigent International, Inc. and William K. Presley dated 11 June 1997 is entered into as of 13 May 1998 between Exigent International, Inc. ("Exigent"), a corporation duly authorized and existing under the laws of the State of Delaware with a principal place of business at 1225 Evans Road, Melbourne, Florida 32904 and William K. Presley ("Employee"), an individual domiciled at 10710 S. Tropical Trail, Merrit Island, FL 32952-6930.

NOW, THEREFORE, for one dollar and other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, Exigent and Employee hereby agree as follows:

     1. Option Price in Agreement. Section 3(c) in the Agreement is hereby deleted and replaced with the following:

         "Provided that Employee has not been terminated for due cause (as that term is defined below in Section 8, in addition to the compensation provided for in Section 3(a) above, Company shall grant to Employee options to purchase an additional 65,500 shares of Common Stock at an exercise price of $2.25 per share provided the Company shall achieve:

(i)      earnings of at least 2.9 million dollars; or

(ii) new funding for the Company of at least 5 million dollars including long term (at least 5 years) subordinated debt or equity, or a combination of both.

         The Board of Directors of the Company may, in its sole discretion, award part or all of the options to purchase such 65,500 shares of Common Stock even if the foregoing conditions are partially achieved on or prior to February 1, 1998 in accordance with the Executive Incentive Plan for 1998. If and to the extent any such options are awarded pursuant to this Section 3(c), they shall be awarded in accordance with the prevailing terms and conditions described in Executive Incentive Plan and the governing Stock Option Plan (6NQ) adjusted to reflect the amount which the Employee is actually awarded by the Compensation Committee for the Board of Directors of the Company."



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2.       Ratification  and  Approval.  In all other  respects  the  Agreement is hereby ratified by Exigent and Employee and remains in full force and effect, as previously amended.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date set forth above and is retroactively effective from April 16, 1998.

For Exigent:                                          For Employee:

Exigent International, Inc.                           William K. Presley


By: /s/ B.R. Smedley                                  By: /s/ William K. Presley
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    (signature)                                                 (signature)

Name:  B.R. Smedley
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Title: CEO
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